    Exhibit 1.1

CAPITAL SOUTHWEST CORPORATION 2,203,857 Shares of Common Stock UNDERWRITING AGREEMENT Dated: November 14, 2022

Table of Contents

i

EXHIBITS
Exhibit A    –    Underwriters
Exhibit B    –    List of Persons Subject to Lock-Up
Exhibit C    –    Form of Lock-Up Agreement
Exhibit D    –    Form of Opinion of Company Counsel
Exhibit E    –    Price-Related Information
Exhibit F    –     Company Additional Written Communication
ii

CAPITAL SOUTHWEST CORPORATION
2,203,857 Shares of Common Stock
UNDERWRITING AGREEMENT
November 14, 2022
Raymond James & Associates, Inc.
As Representative of the several Underwriters named in Exhibit A

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:
Capital Southwest Corporation, a Texas corporation (the “Company”), is entering into this agreement (this “Agreement”) with Raymond James & Associates, Inc. (“Raymond James”) and each of the other underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Raymond James is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company of 2,203,857 shares (the “Initial Securities”) of the Company’s common stock, par value $0.25 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to 330,579 additional shares of Common Stock from the Company (the “Option Securities”). The Initial Securities and the Option Securities are hereinafter called, collectively, the “Securities.” Raymond James is acting as book-running manager with respect to the Securities. Certain terms used in this Agreement are defined in Section 15 hereof.
The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.
The Company has filed with the Commission a shelf registration statement on Form N-2 (File No. 333-259455)), as amended, and a related prospectus for the registration of the Securities under the 1933 Act and the related rules and regulations of the Commission thereunder. The registration statement, which contains a base prospectus dated October 29, 2021 (the “Base Prospectus”), as it may have heretofore been amended at the time it became effective, including all documents filed as a part thereof, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B and Rule 424(b) under the 1933 Act, and any post-effective amendment filed pursuant to Rule 462(b) under the 1933 Act (a “Rule 462(b) Registration Statement”), is hereinafter referred to as the “Registration Statement” and became effective on October 29, 2021. The Company has also prepared and filed with the Commission a preliminary prospectus supplement dated November 14, 2022 (the “Preliminary Prospectus Supplement,” and together with the Base Prospectus, the “Preliminary Prospectus”). The Company will prepare and file a final prospectus supplement with the Commission pursuant to Rule 424(b) under the 1933 Act after the execution and delivery of this Agreement that supplements the Base Prospectus with respect to the offer and sale of the Securities (the “Final Prospectus Supplement”). The Final Prospectus Supplement and the Base Prospectus are hereinafter referred to collectively as the “Prospectus.” The information included or incorporated by reference in the Final Prospectus that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of such Registration Statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are incorporated by reference therein.

Any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) relating to the offering of the Securities contemplated by this Agreement or any press releases or similar written materials meeting the definition of “advertisement” as set forth in Rule 482 under the 1933 Act is hereinafter called an “Issuer Free Writing Prospectus.” As used herein, “Road Show” means a “road show” (as defined in Rule 433 under the 1933 Act) relating to the offering of the Securities contemplated by this Agreement that is a “written communication” (as defined in Rule 405 under the 1933 Act). All references to the Registration Statement, the Preliminary Prospectus,

the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include all exhibits and annexes thereto and the copy filed with the Commission pursuant to EDGAR.
The Company owns (i) 100% of the equity interests in Capital Southwest Equity Investments, Inc. (“CSEI”), (ii) 100% of the limited partnership interests in Capital Southwest SBIC I, LP (the “SBIC Fund I”), and (iii) 100% of the equity interests in Capital Southwest SBIC I GP, LLC (the “SBIC GP”). CSEI, the SBIC Fund I, and the SBIC GP, together with the Company, are referred to in this Agreement as the “Capital Southwest Entities.”
Pursuant to the 1940 Act, the Company has filed with the Commission a Notification of Election to be Subject to Sections 55 through 65 of the 1940 Act filed on Form N-54A (File No. 814-00751) (the “BDC Election”), pursuant to which the Company elected to be treated as a business development company (“BDC”) under the 1940 Act. The Company has elected to be treated for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Code.
The Company hereby confirms that it has authorized the use of the Preliminary Prospectus and the Prospectus by the Underwriters in connection with the offering and sale of the Securities under this Agreement.

The Company and the Underwriters hereby agree as follows:

SECTION 1. Representations and Warranties.
(a)Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the Execution Time, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:
(1)Compliance with Registration Requirements.  The Company has prepared and filed with the Commission the Registration Statement, including the Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued and no proceedings for any such purpose, have been instituted or are pending or, to the knowledge of the Company, have been threatened by the Commission, and any request on the part of the Commission for additional information with respect thereto has been complied with.
At the times that the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, at the Applicable Time and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the applicable requirements of the 1933 Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b) or issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered (whether physically or through compliance with Rule 172) in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Neither (x) the Preliminary Prospectus, and the information, if any, included on Exhibit E hereto, all considered together (collectively the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus, when taken together with the General Disclosure Package, nor (z) any Road Show, when taken together with the General Disclosure Package, included as of the Applicable Time, or will include as of the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
 The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus other than (i) the Registration Statement, (ii) the Preliminary Prospectus, (iii) the Prospectus, and (iv) any Road Show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus, if any, complies in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, at the Applicable Time, did not, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
The documents incorporated or deemed to be incorporated by reference in each of the Registration Statement, the Preliminary Prospectus and the Prospectus,  when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1934 Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Preliminary Prospectus, or the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Each Preliminary Prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424(b) under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1940 Act.
The representations and warranties in the preceding paragraphs of this Section 1(a)(1) do not apply to statements in or omissions from the Registration Statement (or any amendment thereto), including the Rule 430B Information, any Preliminary Prospectus, the Prospectus, the General Disclosure Package, any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters as aforesaid consists of the information described as such in the last sentence of Section 6(b) hereof.
The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each Preliminary Prospectus and Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.
Any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus that has not been superseded or modified.

(2)Registered Management Investment Company Status. None of the Capital Southwest Entities or I-45 SLF LLC (“I-45”) is, or after giving effect to the offering and sale of the Securities, will be, a “registered management investment company” or an entity “controlled” by a “registered management investment company,” as such terms are used under the 1940 Act.
(3)Preparation of the Financial Statements. The consolidated financial statements, together with the related schedules and notes thereto, filed with the Commission as a part of, or incorporated by reference in, the Registration Statement and included in the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the Capital Southwest Entities as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information, if any, of the Capital Southwest Entities and I-45 included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been derived from the accounting records and other books and records of the Capital Southwest Entities or I-45, as applicable, and present fairly in all material respects the information shown therein. Other than the financial statements included in the Registration Statement, the General Disclosure Package, and the Prospectus, no other financial statements or supporting schedules are required to be included therein. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply or will comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.
All references in this Agreement to financial statements and schedules and other information which is “included,” “described” or “stated” in the Registration Statement, the General Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement, the General Disclosure Package or the Prospectus, including those made pursuant to Rule 424(b) under the 1933 Act or such other rule under the 1933 Act as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in or otherwise deemed under the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
(4)No Material Adverse Change in Business. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected, either individually or in the aggregate, to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, net asset value, prospects, business or operations, whether or not arising from transactions in the ordinary course of business, of the Capital Southwest Entities, considered as one entity, and I-45 (any such change or effect, where the context so requires is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) none of the Capital Southwest Entities, considered as one entity, or I-45 has incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business or entered into any material transaction or agreement not in the ordinary course of business; and (iii) except for regular distributions paid or declared by the Company to its stockholders consistent with past practice or any other distributions described in the Prospectus (or any amendment or supplement thereto), there has been no dividend or distribution of any kind declared, paid or made by the Company.
(5)Good Standing of the Capital Southwest Entities and I-45. Each of the Capital Southwest Entities and I-45 has been duly organized, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the corporate, limited liability company or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and the General Disclosure Package and to execute and deliver this Agreement and perform its obligations, as applicable, under this Agreement.
Each of the Capital Southwest Entities and I-45 is duly qualified to do business and in good standing as a foreign entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except for such jurisdictions where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
All of the issued and outstanding partnership interests and limited liability company interests of the SBIC Fund I and the SBIC GP, respectively, have been duly authorized and validly issued, are fully paid and non-assessable and wholly owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into ownership interests in either of the SBIC Fund I or the SBIC GP are outstanding.
(6)Subsidiaries of the Company. The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or other entity other than its interests in (i) CSEI, the SBIC Fund I, and the SBIC GP and (ii) those corporations or other entities accounted for as portfolio investments in accordance with the Commission’s rules and regulations (each a “Portfolio Company” and collectively, the “Portfolio Companies”).

(7)Portfolio Companies. The Company or the SBIC Fund I, either directly or indirectly through one or more tax blocker subsidiaries, has duly authorized, executed and delivered agreements (each a “Portfolio Company Agreement”) required to make the investments in the Portfolio Companies. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there has been no material change in the total fair value dollar amount of the Portfolio Company investments on non-accrual status since September 30, 2022.
(8)Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus and the General Disclosure Package. The Common Stock (including the Securities) conforms in all material respects to the description thereof contained in the Prospectus (or any amendment or supplement thereto). All issued and outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Company in compliance with all applicable laws (including, without limitation, federal and state securities laws). None of the outstanding Common Stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company, nor does any person have any preemptive right of first refusal or other right to acquire any of the Securities covered by this Agreement. No shares of preferred stock of the Company have been designated, offered, sold or issued and no shares of preferred stock are currently outstanding. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options, restricted stock or other rights granted thereunder, set forth in the Prospectus and the General Disclosure Package accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, awards and rights. The Securities to be sold pursuant to this Agreement have been duly authorized by the Company’s board of directors (the “Board”) for issuance and sale to the Underwriters and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable.
(9)Non-Contravention of Existing Instruments. No Further Authorizations or Approvals Required. None of the Capital Southwest Entities or I-45 is in violation of or default under (i) its respective charter, bylaws, limited liability company agreement, limited partnership agreement or any similar organizational document; (ii) any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other agreement or instrument, and any supplements or amendments thereto, to which it is a party or bound or to which any of its properties or assets is subject, including, in the case of the Company and the SBIC Fund I, any Portfolio Company Agreement (collectively, “Agreements and Instruments”); and (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over it or any of its properties, as applicable, except with respect to clauses (ii) and (iii) herein, for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect. No person has the right to act as an underwriter, sales agent or financial advisor to the Company in connection with or by reason of the offer and sale of the Securities contemplated hereby other than the Underwriters pursuant to this Agreement.
The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Prospectus and the General Disclosure Package (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Preliminary Prospectus and the Prospectus under the caption “Use of Proceeds”), and compliance by the Company with its obligations hereunder, have been duly authorized by all necessary corporate action, have been effected in accordance with the 1940 Act and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default or Repayment Event (as defined herein) under, the Agreements and Instruments or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Capital Southwest Entity pursuant to the terms of the Agreements and Instruments (except to the extent that such breaches, defaults or creations or impositions would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect), (ii) result in any violation of the provisions of the Company’s articles of incorporation, or (iii) result in any violation of any law, regulation, or decree applicable to the Company or the SBIC Fund I. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance of this Agreement by the Company in connection with the offering, issuance, sale or delivery of the Securities hereunder or the consummation of the transactions contemplated hereby and by the Prospectus and the General Disclosure Package, except such as have already been obtained or made under the 1933 Act and the 1940 Act and such as may be required under any applicable state securities or blue sky laws, from FINRA, or under the rules and regulations of the Nasdaq Stock Market. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by a Capital Southwest Entity, as applicable.
(10)Material Agreements. Each material agreement described in the General Disclosure Package and Prospectus (each such agreement, a “Material Agreement” and collectively, the “Material Agreements”) has been accurately and fully described in all material respects. The Company has not sent or received notice of, or otherwise communicated or received communication with respect to, termination of any Material Agreement, nor has any such termination been threatened by any person.
(11)Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against any of the Capital Southwest Entities or I-45 which is required to be disclosed in the Registration Statement, the Prospectus or the General Disclosure Package (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement. All pending legal or governmental proceedings to which any Capital Southwest Entity or I-45 is a party or of which any of such Capital Southwest Entity’s or I-45’s properties or assets is the subject which are not described in the Registration Statement, the Prospectus or the General Disclosure Package, including ordinary routine litigation incidental to the business, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(12)Accuracy of Exhibits. There are no contracts or documents that are required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits thereto that have not been so described, filed or incorporated by reference as required; provided, however, that the Company will file a form of this Agreement under cover of a Current Report on Form 8-K under the 1934 Act.
(13)Possession of Intellectual Property. Each of the Capital Southwest Entities and I-45 owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its businesses as described in the Prospectus and the General Disclosure Package; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Effect. None of the Capital Southwest Entities or I-45 has received any notice of infringement or conflict with asserted intellectual property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would result in a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by any of the Capital Southwest Entities and/or I-45 has been obtained or is being used by such entities in violation of any contractual obligation binding on such entities or any of their officers, directors or employees or otherwise in violation of the rights of any persons.
(14)All Necessary Permits, etc. Each of the Capital Southwest Entities and I-45 possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its respective business, and the Company has neither received nor is aware of any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.
(15)Certificates. Any certificate signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representative or Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, respectively, to each Underwriter as to the matters covered thereby.
(16)Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement.
(17)Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to the Representative a lock-up agreement in the form of Exhibit C hereto.
(18)NASDAQ. The Common Stock is registered pursuant to Section 12(b) of the 1934 Act and has been approved for listing on the NASDAQ and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ, nor has the Company received any notification that the Commission or the NASDAQ is contemplating terminating such registration or listing. The Company has continued to satisfy, in all material respects, all requirements for listing the Common Stock for trading on the NASDAQ.
(19)FINRA Matters. To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus. None of the Capital Southwest Entities or I-45, or their respective controlled affiliates (i) is required to register as a “broker” or “dealer”

in accordance with the provisions of the 1934 Act, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article 1 of the Bylaws of FINRA) any member firm of FINRA.
(20)Tax Law Compliance. Each of the Capital Southwest Entities and I-45 has filed all necessary material federal, state, local and foreign tax returns and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in the Prospectus and the General Disclosure Package in respect of all material federal, state, local and foreign taxes for all periods as to which the tax liability of the Capital Southwest Entities have not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against any of the Capital Southwest Entities or I-45 that could result in a Material Adverse Effect.
(21)Small Business Investment Company Status. The SBIC Fund I is licensed to operate as a Small Business Investment Company (“SBIC”) by the U.S. Small Business Administration (“SBA”). The SBIC Fund I’s SBIC license is in good standing with, and has not been revoked or suspended by, the SBA and no adverse regulatory findings contained in any examinations reports prepared by the SBA regarding the SBIC Fund I are outstanding or unresolved. The SBIC Fund I is conducting its business in compliance in all material respects with the applicable requirements of the SBA.
(22)Subsidiary Dividend Payments. Subject to the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder (the “SBA Regulations”), and except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and for such prohibitions pursuant to the SBA Regulations or that would not reasonably be expected to result in a Material Adverse Effect, the SBIC Fund I is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary.
(23)Insurance. The Capital Southwest Entities and I-45 maintain insurance covering their properties, operations, personnel and business as they deem adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Capital Southwest Entities and I-45, as applicable, and their business; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase of the Securities.
(24)Internal Control Over Financial Reporting; Independent Accountant. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act). The Company’s auditors and the audit committee of the Board have been advised of (1) any known significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability to record, process, summarize, and report financial data and (2) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting; and any such deficiencies or fraud will not result in a Material Adverse Effect. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting. RSM US LLP, the Company’s and I-45’s current independent accountant, which audited certain financial statements of the Company and I-45 and whose reports with respect to the financial statements of each of the Company and I-45 are incorporated by referenced in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act, the 1934 Act and, with respect to the Company, the rules of the Public Company Accounting Oversight Board (the “PCAOB”) and, with respect to I-45, the American Institute of Certified Public Accountants. Grant Thornton LLP, the Company’s former independent accountant, which audited certain financial statements of the Company and whose report with respect to the senior securities table information included in the financial statements of the Company is incorporated by referenced in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act, the 1934 Act and the rules of the PCAOB.
(25)Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company, and (iii) are effective to perform the functions for which they were established.

(26)Compliance with the Sarbanes-Oxley Act. The Company and, to its knowledge, its officers and directors (in such capacity) are in compliance with the provisions of the Sarbanes-Oxley Act and the Commission’s published rules promulgated thereunder that are applicable to the Company as of the date hereof.
(27)No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
(28)Statistical and Market-Related Data. All statistical, demographic or market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and all such data included in the Registration Statement, the General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.
(29)Investments. Except as provided for in the 1940 Act and the Code, there are no material restrictions, limitations or regulations with respect to the ability of the Company to invest its assets as described in the General Disclosure Package or the Prospectus.
(30)No Unlawful Contributions or Other Payments. Neither the Capital Southwest Entities nor I-45 nor, to the Company’s knowledge, any director, employee or agent of any of the Capital Southwest Entities or I-45, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus and the General Disclosure Package.
(31)No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company.
(32)Compliance with Laws. Each of the Capital Southwest Entities and I-45 (i) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders except for such failure to comply which would not reasonably be expected to result in a Material Adverse Effect and (ii) is conducting its business in compliance in all material respects with the applicable requirements of the 1940 Act, as applicable.
(33)Anti-Money Laundering, Foreign Corrupt Practices Act Compliance. The operations of the Capital Southwest Entities and I-45 are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the USA Patriot Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental entity having jurisdiction over the Capital Southwest Entities and/or I-45, as applicable (collectively, the “Money Laundering Laws”), and no proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Capital Southwest Entities or I-45 with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened. Neither the Capital Southwest Entities nor I-45, nor to the knowledge of the Company, any director, officer, partner, manager, agent, employee or other person acting on behalf of the Capital Southwest Entities or I-45 has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (v) made any payment of funds or received or retained funds in violation of any such law, rule or regulation.
(34)No Sanctions by the Office of Foreign Assets Control. Neither the Capital Southwest Entities nor I-45 nor, to the knowledge of the Company, any director, officer, partner, manager, agent, employee or other person acting on behalf of the Capital Southwest Entities or I-45 is currently the subject of any U.S. sanctions, including those administered by OFAC; and the Company will not directly, or indirectly knowingly, use the proceeds of the offering of Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or with any person currently the subject of any U.S. sanctions, including those administered by OFAC.
(35)Material Relationship with the Underwriters. Except as disclosed in the General Disclosure Package and the Prospectus (including with respect to the Company’s Equity ATM Program (as described in the notes to the Company’s consolidated financial statements)), neither the Capital Southwest Entities nor I-45 has any material lending or other relationship with a bank or lending institution affiliated with any of the Underwriters.

(36)Officers and Directors. Except as disclosed in the Prospectus and the General Disclosure Package, no person is serving or acting as an officer or director of the Company except in accordance with the applicable provisions of the 1940 Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no director of the Company is (i) an “interested person” (as defined in the 1940 Act) of the Company or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Exhibit A hereto. For purposes of this Section 1(a)(36), the Company shall be entitled to reasonably rely on representations from such officers and directors.
(37)Regulated Investment Company.  The Company has been and is in compliance with the requirements of Subchapter M of the Code to qualify as a RIC under the Code. The Company will direct the investment of the net proceeds of the offering of the Securities and continue to conduct its activities in such a manner as to comply with the requirements of Subchapter M of the Code.
(38)Business Development Company Election. The Company has filed the BDC Election and, accordingly, has duly elected to be subject to the provisions of Sections 55 through 65 of the 1940 Act. At the time the BDC Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (ii) did not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading. The Company has not filed with the Commission any notice of withdrawal of the BDC Election pursuant to Section 54(c) of the 1940 Act, the BDC Election remains in full force and effect, and, to the Company’s knowledge, no order of suspension or revocation of the BDC Election under the 1940 Act has been issued or proceedings therefore initiated or threatened by the Commission. The operations of the Company are in compliance in all material respects with all applicable provisions of the 1940 Act and the rules and regulations of the Commission thereunder, including the provisions applicable to BDCs.
(39)Offering Materials. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the Preliminary Prospectus contained in the General Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Exhibit F hereto or any Road Show or other written communications reviewed and consented to by the Representative and listed on Exhibit F hereto. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.
(40)No Discrimination. None of the Capital Southwest Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.
(41)ERISA.     Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by any of the Capital Southwest Entities for employees or former employees, directors or independent contractors of the Capital Southwest Entities or under which any of the Capital Southwest Entities has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
(42)Related Party Transactions. There are no business relationships or related-party transactions involving the Capital Southwest Entities or any other person required to be described in the Prospectus which have not been described as required.

(43)Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement.
(44)Company Not Ineligible Issuer and Shelf Eligibility. The Company is not an ineligible issuer, as defined in Rule 405 under the 1933 Act, at the times specified in Rule 405 under the 1933 Act in connection with the offering of the Securities, and is eligible to rely on General Instruction A.2 of Form N-2, including the transaction requirements set forth in General Instruction I.B.1 of Form S-3.
(45)Cybersecurity. (A) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Company’s information technology and computer systems, data and databases (collectively, “IT Systems and Data”) except, in each case, as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and (B) the Company has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Company is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.
SECTION 2. Sale and Delivery to Underwriters; Closing.
(a)Initial Securities. On the basis of the representations and warranties and other terms and conditions herein set forth in this Agreement, the Company hereby agrees to sell and to issue to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the name of such Underwriter in Exhibit A hereto, and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective number of Initial Securities set forth opposite the name of such Underwriter in Exhibit A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of $17.424 per share (the “Purchase Price”).
(b)Option Securities. In addition, on the basis of the representations and warranties and other terms and conditions set forth in this Agreement, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase from the Company up to 330,579 Option Securities at the Purchase Price per share; provided that the Purchase Price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the Execution Time and may be exercised in whole or in part from time to time in one or more (but not more than three) installments, including at the Closing Date, upon written notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option to purchase and the time and date of payment and delivery for such Option Securities. Any such time and date of payment for and delivery of such Option Securities (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 10), nor in any event prior to the Closing Date. If the option to purchase is exercised as to all or any portion of the Option Securities, the Company will issue and sell to the Underwriters, severally and not jointly, and each of the Underwriters, acting severally and not jointly, will purchase from the Company that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.
(c)Payment. Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Dechert LLP, 1900 K Street, N.W., Washington, D.C. 20006, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (New York City time) on November 17, 2022 (unless postponed in accordance with the provisions of Section 10), or such other time not later than five business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).
In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at

10:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.
Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Raymond James, individually and not as a Representative of the Underwriters, may (but shall not be obligated to) make payment of the Purchase Price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
(d)Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representative shall otherwise instruct.
SECTION 3. Covenants. The Company covenants with each Underwriter as follows:
(a)Compliance with Securities Regulations and Commission Requests. Prior to the termination of the offering of the Securities, subject to Section 3(b), the Company will comply with the requirements of Rule 415, Rule 424(b) and Rule 430B, and will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall be declared or become effective, or when any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement (and shall promptly furnish the Representative with a copy of any comment letters and any transcript of oral comments, and shall furnish the Representative with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representative or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Material or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.
(b)Filing of Amendments. During the period when a prospectus relating to the Securities is required by the 1933 Act to be delivered (whether physically or through compliance with Rule 172 under the 1933 Act or any similar rule), the Company (A) will furnish to the Representative for review, a reasonable period of time prior to the proposed time of filing of any proposed amendment or supplement to the Registration Statement, a copy of each such amendment or supplement, and (B) will not amend or supplement the Registration Statement without the Representative’s prior written consent. Prior to amending or supplementing the Preliminary Prospectus or the Prospectus, the Company shall furnish to the Representative for review, a reasonable amount of time prior to the time of filing or use of the proposed amendment or supplement, a copy of each such proposed amendment or supplement. The Company shall not file or use any such proposed amendment or supplement without the Representative’s prior written consent. The Company shall file with the Commission within the applicable period specified in Rule 424(b) under the 1933 Act any prospectus required to be filed pursuant to such rule.
(c)Issuer Free Writing Prospectuses. The Company shall furnish to the Representative for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto without the Representative’s prior written consent. The Company shall furnish to the Representative, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representative may reasonably request.
(d)Delivery of Registration Statements. The Company will furnish or deliver to the Representative and counsel for the Underwriters, upon request and without charge, copies of the conformed Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference therein) and copies of all consents and certificates of experts.
(e)Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each Preliminary Prospectus and any amendments or supplements thereto as such Underwriter reasonably requests, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the Underwriter’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as such Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.
(f)Continued Compliance with Securities Laws. The Company shall comply with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the 1933 Act to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1934 Act or the 1940 Act, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement or other filing (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement or other filing ) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement or other filing as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement or other filing as the Underwriters may reasonably request. If at any time any Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if the Representative or counsel for the Underwriters shall notify the Company that, in their reasonable judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly notify the Representative of such event or condition and of its intention to file such amendment or supplement or other filing (or, if the Representative or counsel for the Underwriters shall have notified the Company as aforesaid, the Company will promptly notify the Representative of its intention to prepare such amendment or supplement or other filing) and will promptly prepare and, if required by the 1933 Act, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement or other filing as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement or other filing as the Underwriters may reasonably request.
(g)Blue Sky and Other Qualifications. The Company shall use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the

Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for a less than one year from the date of this Agreement).
(h)Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
(i)Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Prospectus under “Use of Proceeds.”
(j)Listing. The Company will use its best efforts to effect the listing of the Securities on the NASDAQ as and when required by this Agreement and maintain the listing of the Common Stock on the NASDAQ.
(k)Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of the Representative, directly or indirectly:
(i)issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock; or

(ii)enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, other than the Securities to be sold hereunder, or publicly announce any intention to do any of the foregoing. The Representative, at any time and without notice, may release all or any portion of the Common Stock subject to the foregoing lock-up provisions.
Notwithstanding anything herein to the contrary, the Company may, without the prior written consent of the Representative:
(i)after providing the Representative with at least three business days advance written notice, file or cause the filing of any registration statement under the 1933 Act with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, provided, however, the Company will not enter into any transaction described in clause (i) or (ii) above during the Lock-Up Period;
(ii)issue Securities to the Underwriters pursuant to, or in connection with the offering contemplated by, this Agreement;
(iii)issue shares of Common Stock pursuant to any dividend reinvestment plan described in the General Disclosure Package or the Prospectus;
(iv)issue shares of Common Stock pursuant to and in accordance with the terms of the Company’s deferred compensation, stock option, stock bonus and other stock plans or arrangements described in the General Disclosure Package or the Prospectus, and the options, restricted stock or other rights granted thereunder;
(v)issue shares of Common Stock pursuant to its Equity ATM Program (as described in the notes to the Company’s consolidated financial statements) with certain selling agents, through which the Company can sell shares of Common Stock by means of at-the-market offerings from time to time;

(vi)issue SBA-guaranteed debentures by SBIC Fund I;
(vii)issue debt securities of the Company in a registered or private offering;
(viii)file a universal shelf registration statement covering various securities, including debt and equity securities and certain purchase rights relating thereto; and, for the avoidance of doubt
(ix)engage in borrowings under the Company’s credit facilities.
(l)Stabilization and Manipulation. The Company shall not take, and shall use its best efforts to ensure that no affiliate of the Company will take, directly or indirectly, any action designed to cause or result in or which constitutes or might reasonably be expected to constitute stabilization or manipulation of the price of the Securities or any reference security with respect to the Securities, whether to facilitate the sale or resale of the Securities or otherwise, and the Company shall, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M.
(m)RIC Status. The Company has qualified to be taxed as a RIC under Subchapter M of the Code for its taxable years ended December 31, 2007 through December 31, 2021, and will use its commercially reasonable efforts to maintain qualification as a RIC under Subchapter M of the Code for its taxable year ending December 31, 2022 and thereafter.

(n)Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)DTC. The Company shall use commercially reasonable efforts in cooperation with the Representative to obtain permission for the Securities to be eligible for clearance and settlement through DTC.

(p)Reporting Requirements. During the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by the 1933 Act, 1934 Act and the Rules and Regulations to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

(q)No Issuer Free Writing Prospectus Offers. The Company represents and agrees that, without the prior consent of the Representative, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representative is listed on Exhibit F hereto.

(r)Rule 433 Legending. The Company has complied and shall comply with the requirements of Rule 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; the Company represents that it has satisfied and agrees that it shall satisfy the conditions under Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic “road show” (as defined in Rule 433 under the 1933 Act).

(s)SBIC Status. The Company shall use its best efforts to cause the SBIC Fund I to continue to comply with the applicable requirements of the SBA and to meet its obligations as an SBIC licensed by the SBA.

(t)BDC Status. The Company, during a period of at least 12 months from the Closing Date, will use its commercially reasonable efforts to maintain its status as a BDC.

(u)Preparation of Prospectus. Immediately following the Execution Time, subject to Section 3(a) hereof, the Company will prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or as the Representative and the Company may reasonably deem appropriate and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b).

SECTION 4. Payment of Expenses.
(a)Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, and each amendments or supplements thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisers to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of the Registration Statement, any Preliminary Prospectus and the Prospectus, any Issuer Free Writing Prospectus, any Road Show presentation or materials and any amendments or supplements to any of the foregoing, in each case, as may be reasonably requested, and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NASDAQ, and (xi) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, expenses related to any Testing-the-Waters Communications or associated with the production of Road Show slides and graphics and the production and hosting of any Road Shows, fees and expenses of any consultants engaged in connection with Road Show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings.
(a)Termination of Agreement. If this Agreement is terminated by the Representative prior to the Closing Date in accordance with the provisions of Sections 5, 9(a)(i), 9(a)(ii) or 9(a)(iii)(A) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
SECTION 5. Conditions of Underwriters’ Obligations. The obligations of each Underwriter hereunder are subject to (i) the accuracy of the representations and warranties on the part of the Company on the date hereof, at the Closing Date and any Option Closing Date, as applicable, (ii) the accuracy of the statements of the Company’s officers made in any certificate pursuant to the provisions hereof as of the date of such certificate, (iii) the performance by the Company of all of its respective covenants and other obligations hereunder in all material respects, and (iv) the following other conditions:
(a)Effectiveness of Registration Statement. The Registration Statement has been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement. The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the 1933 Act within the applicable time period prescribed for such filing by the 1933 Act; the Registration Statement shall be effective and no stop order suspending or preventing the use of the Registration Statement, any Preliminary Prospectus or the Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representative’s reasonable satisfaction.
(b)Opinion of Counsel for the Company. At the Closing Date, the Representative shall have received the favorable opinions and negative assurance letter, each dated as of the Closing Date, of Eversheds Sutherland (US) LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the Representative, together with signed or reproduced copies of such opinions and negative assurance letter for each of the other Underwriters, to the effect set forth in Exhibit D hereto and to such further effect as the Representative may reasonably request.
(c)Opinion of Counsel for the Underwriters. At the Closing Date, the Representative shall have received the favorable opinion and negative assurance letter, dated as of the Closing Date, of Dechert LLP, counsel for the Underwriters (“Underwriters’ Counsel”), together with signed or reproduced copies of such opinion and negative assurance letter for each of the other Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, the Registration Statement, any Rule 462(b) Registration Statement, the General

Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representative may reasonably request.
(d)Officers’ Certificate. At the Closing Date, the Representative shall have received a certificate, signed on behalf of the Company by a duly authorized officer Company and of the chief financial or chief accounting officer of the Company, to the effect that (i) there has been no such material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company since the Execution Time, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of the Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
(e)Secretary’s Certificate. The Company shall have delivered to the Representative a certificate, dated the Closing Date, executed by the secretary of the Company on behalf of the Company, as to (i) the resolutions adopted by the Board in form and substance reasonably acceptable to the Representatives, (ii) the Company’s organizational documents, and (iii) any other items reasonably requested by the Representative, each as in effect as of the Closing Date.
(f)Accountant’s Comfort Letter. Prior to or in connection with the Execution Time, the Representative and the Board shall have received from RSM US LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to any of the foregoing.
(g)Bring-down Comfort Letter. At the Closing Date, the Representative and the Board shall have received from RSM US LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f), except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
(h)Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.
(i)Lock-up Agreements. Prior to the Execution Time, the Representative shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.
(j)No Downgrade. On or after the Applicable Time there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the 1934 Act.
(k)No Crisis. On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE, NASDAQ or Nasdaq Capital Market; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by any of Federal, Delaware or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) an event that, in the judgment of the Representative, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at such Closing Date or Option Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.
(l)Certificate of Chief Financial Officer. Prior to or in connection with the Execution Time and at the Closing Date, the Representative shall have received a certificate of the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative.

(m)Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:
(1)Opinion of Counsel for Company. The favorable opinions and negative assurance letter of Company Counsel in form and substance satisfactory to the Representative and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.
(2)Opinion of Counsel for Underwriters. The favorable opinion and negative assurance letter of Underwriters’ Counsel, in form and substance satisfactory to the Representative and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.
(3)Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
(4)Secretary’s Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officer specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
(5)Bring-down Comfort Letter. A letter from RSM US LLP, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement and the Prospectus subsequent to the Closing Date.
(6)Certificate of Chief Financial Officer. A certificate of the Chief Financial Officer of the Company in form and substance satisfactory to the Representative and dated such Option Closing Date.
(n)Additional Documents. At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representative or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative.
(o)Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect.
SECTION 6. Indemnification.
(a)Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, and its officers, directors, employees, partners, agents and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
(i)against any and all loss, liability (joint or several), claim, damage and expense whatsoever, or actions in respect thereof, as incurred, to which the Underwriters or any Underwriter may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, that arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereof or supplement thereto), that arise out of or are based on the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or that arise out of or are based on any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus,  the Company’s Road Show presentation or materials, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) or that arise out of or are based on the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(ii)against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and
(iii)against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (a)(i) or (a)(ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereof or supplement thereto), or in any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in the last sentence of Section 6(b) hereof.
(b)Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or the Company’s Road Show presentation (or any amendment or supplement to any of the foregoing). The Company hereby acknowledges and agrees that the information furnished to the Company by the Underwriters through the Representative expressly for use in the Registration Statement (or any amendment thereto), or in any Preliminary Prospectus, Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or the Company’s Road Show presentation (or any amendment or supplement to any of the foregoing), consists exclusively of the following: (i) the names of the Underwriters and the principal business address of the Representative set forth under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus and (ii) the information regarding price stabilizations and short positions appearing in the “Pricing Stabilization, Short Positions and Penalty Bids” section under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and the Prospectus.
(c)Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnified party shall be entitled to appoint counsel of the indemnified party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Raymond James and any such separate firm for the Company, its directors, its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
(d)Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)1940 Act Limitations. Any indemnification and contribution by the Company pursuant to this Section 6 or Section 7 shall be subject to the requirements and limitations of Section 17(i) of the 1940 Act.
SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party for any reason in respect of any losses, liabilities, claims, damages or expenses referred to therein (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”), then each indemnifying party shall contribute to the aggregate amount of such Losses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement, or (ii) if the allocation provided by clause (i) is unavailable for any reason, the Company, on the one hand, and of the Underwriters, on the other hand, severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.
The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, and the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
For purposes of this Section 7, each affiliate of any Underwriter, each officer, director, employee, partner, agent and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the of the Company who shall have signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 7. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.
SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to the Representative or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company and shall survive delivery of and payment for the Securities.
SECTION 9. Termination of Agreement.
(a)Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, management or business prospects of the Company, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NASDAQ, or (B) trading generally on the NYSE or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.
(b)Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.
    If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
(i)if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
(ii)if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, hand-delivered or transmitted by any standard form of electronic communication or telecommunication to the parties hereto as follows:

If to the Underwriters:

Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Attention: Larry M. Herman, Managing Director / Financial Services Investment Banking
E-mail: Larry.Herman@RaymondJames.com
Telephone: (901) 531-3237
Facsimile: (901) 579-4891

Attention: Thomas Donegan, General Counsel / Global Equities & Investment Banking
E-mail: Tom.Donegan@RaymondJames.com
Telephone: (727) 567-1009
Facsimile: (727) 567-8750

with a copy to:

Dechert LLP
1900 K Street, N.W.
Washington, D.C. 20006
Facsimile: (202) 261-3333
E-mail: harry.pangas@dechert.com
Attention: Harry S. Pangas, Esq.

If to the Company:

Capital Southwest Corporation
8333 Douglas Avenue, Suite 1100
Dallas, Texas 75225
Facsimile: (214) 238-5701
E-mail: msarner@capitalsouthwest.com
Attention: Michael S. Sarner

with a copy to:

Eversheds Sutherland (US) LLP
700 Sixth Street, N.W.
Washington, D.C. 20001
Facsimile: (202) 637-3593
E-mail: payamsiadatpour@eversheds-sutherland.com
Attention: Payam Siadatpour, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 6 and 7 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
SECTION 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES AND PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE).
SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
“1933 Act” means the Securities Act of 1933, as amended, collectively with the rules and regulations promulgated by the Commission thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, collectively with the rules and regulations promulgated by the Commission thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended, collectively with the rules and regulations promulgated by the Commission thereunder.

“Applicable Time” means 7:30 P.M. (New York City time) on November 14, 2022 or such other time as agreed by the Company and the Representative.
“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” shall have the meaning as defined in the introductory paragraphs of this Agreement.

“DTC” means The Depository Trust Company.
“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.
“GAAP” means generally accepted accounting principles in the United States.
“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 60th day after the date of this Agreement.
“NASDAQ” means The Nasdaq Global Select Market.
“NYSE” means The New York Stock Exchange.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“Regulation S-T” means Regulation S-T of the Commission.
“Rule 134,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” and “Rule 462(b)” refer to such rules under the 1933 Act.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.
“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.
“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.
All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representative or the Underwriters.
SECTION 16. Absence of Fiduciary Relationship. The Company acknowledges and agree that:
(a)each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company or any of its respective affiliates, stockholders, creditors or employees, or any other party, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company on other matters;
(b)the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative;
(c)it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;
(d)it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise;

(e)none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person; and
(f)it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of the Company.
SECTION 17. Research Analyst Independence. The Company acknowledges that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ respective investment banking divisions. The Company acknowledges that each of the Underwriters is a full-service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.
SECTION 18. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
SECTION 19. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.
SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (e.g., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.
SECTION 21. Amendments; Waivers. No amendment, modification or waiver of any provision of this Agreement, nor any consent to or approval of any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
SECTION 22. Recognition of the U.S. Special Resolution Regimes.
(a)In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
For purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,
CAPITAL SOUTHWEST CORPORATION
By /s/ Michael S. Sarner
Name: Michael S. Sarner
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:
RAYMOND JAMES & ASSOCIATES, INC.
By /s/ Larry M. Herman
Name: Larry M. Herman
Title: Managing Director

For itself and as Representative of the Underwriters named in Exhibit A hereto.
[Signature Page to Underwriting Agreement]

EXHIBIT A

Name of Underwriter	Number of Initial Securities to be Purchased
Raymond James & Associates, Inc.	705,235
UBS Securities LLC	550,965
Wells Fargo Securities, LLC	550,965
Goldman Sachs & Co. LLC	176,308
Ladenburg Thalmann & Co. Inc.	110,192
Oppenheimer & Co. Inc.	110,192

Total	2,203,857
A-1

EXHIBIT B
LIST OF PERSONS SUBJECT TO LOCK-UP
1.Bowen S. Diehl
2.Michael S. Sarner
3.Joshua S. Weinstein
4.David R. Brooks
5.Christine S. Battist
6.Jack D. Furst
7.Ramona L. Rogers-Windsor
8.William R. Thomas
B-1

EXHIBIT C
FORM OF LOCK-UP AGREEMENT
Capital Southwest Corporation
Public Offering of Common Stock
Dated as of November 14, 2022
Raymond James & Associates, Inc.
As Representative of the several Underwriters named in Exhibit A to the Underwriting Agreement

c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:
This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Capital Southwest Corporation, a Texas corporation (the “Company”), and Raymond James & Associates, Inc., as representative (the “Representative”) of the underwriters named in Exhibit A to the Underwriting Agreement (collectively, the “Underwriters,” which term shall also include any underwriter substituted as provided in Section 10 of the Underwriting Agreement), relating to a proposed underwritten public offering of the Company’s common stock, par value $0.25 per share (the “Common Stock”).
In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the public offering by the Underwriters of the Common Stock will confer upon the undersigned in its capacity as a securityholder and/or an officer or director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 60th day after the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, directly or indirectly:
(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Company’s Common Stock or other capital stock (collectively, “capital stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or
(ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for any Common Stock or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.
The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this agreement during the period from and including the date of this agreement through and including the expiration of the Lock-Up Period, the undersigned will give prior written notice thereof to the Company and will not consummate any such transaction or take any such action unless it has received written confirmation from the Company that such Lock-Up Period has expired.

Notwithstanding anything herein to the contrary, the undersigned may, without the prior written consent of the Representative, transfer any Common Stock or other capital stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock:
(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property upon the undersigned’s death, or as may be required by court order or by action of law, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, or
(2) if the undersigned is a company, partnership or a limited liability company, to a partner, member, stockholder or other equity holder, as the case may be, of such company, partnership or limited liability company if, in any such case, such transfer is not for value, or
(4) by the undersigned to the Company in connection with tax withholding provisions under the Company’s stock option, stock bonus, restricted stock or other stock plan or arrangements referred to in or incorporated by reference into the Prospectus referred to in the Underwriting Agreement, or
(5) in connection with the entry, by the undersigned, at any time on or after the date of the Underwriting Agreement, into any trading plan providing for the sale of Common Stock by the undersigned, which trading plan meets the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), provided, however, that such plan does not provide for, or permit, the sale of any Common Stock during the Lock-Up Period and no public announcement or filing is voluntarily made or required regarding such plan during the Lock-Up Period, provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representative not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representative, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock shall be required to be made during the Lock-Up Period, and (D) in the case of a transfer pursuant to clause (1), (2), (3) or (4) above, no voluntary filing with the U.S. Securities and Exchange Commission or other voluntary public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period. For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.
The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any shares of Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock, and (ii) the Company may, with respect to any Common Stock or other capital stock or any securities convertible into or exercisable or exchangeable for Common Stock or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.
The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.
If the Underwriting Agreement is not executed by the parties thereto prior to December 12, 2022, this agreement shall automatically terminate and become null and void.
The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.
The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the proposed underwritten public offering of the Common Stock of the Company and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representative may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to you in connection with the proposed underwritten public offering of the Common Stock of the Company, the Representative and the other Underwriters are not making a recommendation to you to enter into this agreement, and nothing set forth in such disclosures is intended to suggest that the Representative or any Underwriter is making such a recommendation.
This agreement may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any copy so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.
Yours very truly,

Print Name:

EXHIBIT D
FORM OF OPINION OF COUNSEL TO THE COMPANY

D-1

EXHIBIT E
PRICE-RELATED INFORMATION
Public offering price: $18.15 per share
Price net of underwriting discounts and commissions: $17.424 per share
Number of Initial Securities being sold: 2,203,857
Settlement date: November 17, 2022
        E-1

EXHIBIT F
COMPANY ADDITIONAL WRITTEN COMMUNICATION
1.Launch Press Release Filed with the Commission on November 14, 2022 pursuant to Rule 497(a) (as a Rule 482ad)
2.Pricing Press Release Filed with the Commission on November 15, 2022 pursuant to Rule 497(a) (as a Rule 482ad)

F-1